EXHIBIT 99.1

Contact:	Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT IV Acquires
Medical Office Building Near Phoenix

SURPRISE, Ariz. (May 2, 2018) – American Healthcare Investors and Griffin Capital Company, LLC, the co-sponsors of Griffin-American Healthcare REIT IV, Inc., announced today that the REIT has acquired Surprise Medical Office Building, located in the Phoenix suburb of Surprise, Arizona, for $11.7 million.

Built in 2012, the approximately 34,000-square-foot Surprise Medical Office Building is currently 89.5 percent leased to three tenants. Approximately 72 percent of the building is leased to two Banner Health-affiliated tenants, Banner Medical Group and the Center for Orthopedic Research and Education, Inc., whose leases have expiration dates in 2022 and 2028, respectively. All tenant leases include annual rent escalators of between 2.5 percent and three percent.

Based in Phoenix, Banner Health is a not-for-profit integrated health system serving the western United States. With more than 50,000 employees, Banner Health is the largest private employer in Arizona and among the largest employers in the country. Fitch Ratings Inc. has issued Banner Health an AA- credit rating. Healthcare services provided by the tenants of the building include neuroradiology, nuclear medicine, pediatrics, radiology, women’s health, physical therapy, family practice, on-site lab and an imaging center.

“Surprise Medical Office Building is strategically located near two major hospitals in a rapidly growing suburb of Phoenix where the average population growth exceeds the national average,” said Stefan Oh, executive vice president of acquisitions for American Healthcare Investors and Griffin-American Healthcare REIT IV. “The local population also includes a significant segment of senior citizens within a 15-mile radius of the property. We believe all of these factors make Surprise Medical Office Building an exceptional acquisition to the growing portfolio of Griffin-American Healthcare REIT IV.”

The Class A Surprise Medical Office Building was among the first developments of The City of Surprise, a 756-acre master planned urban area in the Northwest Valley of Phoenix. The building is within close proximity of the 404-bed Banner Del E. Webb Medical Center and the 425-bed Banner Boswell Medical Center.

Surprise Medical Office building was acquired from Banyan Surprise Plaza LLC, an unaffiliated third-party represented by Diana Shirek of JDS Real Estate Services, Inc. Griffin-American Healthcare REIT IV financed the acquisition using cash on hand and borrowings under its revolving line of credit with Bank of America, N.A. and KeyBank, National Association.

Griffin-American Healthcare REIT IV purchased its first property in June 2016 and, as of the date of acquisition of Surprise Medical Office Building, has since acquired a 2.6 million-square-foot portfolio of 44 medical office buildings, senior housing facilities and skilled nursing facilities located in 16 states for an aggregate contract purchase price of approximately $519.9 million. As of March 31, 2018, the company’s portfolio has a weighted average remaining lease term of 9.4 years1 and leased percentage of 95.6 percent.1 Additionally, the company is pursuing approximately $220.9 million in additional pending acquisitions2 which would result in a total portfolio of approximately 63 healthcare buildings located in 20 states comprised of approximately 3.5 million square feet of gross leasable area upon the successful completion of these potential acquisitions.

[1]
Excludes the company’s senior housing - RIDEA facilities. The company’s senior housing - RIDEA facilities were 76.3 percent leased for the three months ended March 31, 2018 and substantially all of the company’s leases with residents at such properties are for a term of one year or less. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

[2]
Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of April 15, 2018. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 31 million-square-foot portfolio valued at approximately $8.9 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of December 31, 2017, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $26 billion in aggregate acquisition and disposition transactions, approximately $16 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2016, and it intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with approximately $10.3 billion* in assets under management. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued in excess of $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.

*	Includes the property information related to interests held in certain joint ventures. As of December 31, 2017.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the completion of pending acquisitions and the population growth in and around Surprise, Arizona. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; the uncertainties relating to the medical needs and local economy of Surprise, Arizona and the surrounding community; the strength and financial condition of Surprise Medical Office Building and its tenants; the uncertainties relating to changes in general economic and real estate conditions; the substantial closing conditions and satisfaction of other requirements detailed in the letters of intent and purchase and sale agreements for pending acquisitions; the uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of Griffin-American Healthcare REIT IV’s real estate investment strategy; and other risk factors as detailed from time to time in Griffin-American Healthcare REIT IV’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.